UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2024

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 15, 2024, International Paper Company (the “Company”) announced a corporate overhead restructuring plan aimed at reducing operating costs, optimizing its organizational structure, and better aligning its workforce with the needs of the business and its customers. The majority of the corporate overhead restructuring plan is expected to be substantially implemented in the fourth quarter of 2024.

Under the corporate overhead restructuring plan, the Company plans to reduce its workforce by approximately 650 employees. Impacted employees are eligible to receive certain severance payments and other employee termination benefits under the Company’s Salaried Employee Severance Plan including outplacement services. Payment of severance and employee termination benefits are contingent upon the employee’s execution (and non-revocation) of a separation agreement, which includes a general release of claims against the Company.

In connection with the restructuring, the Company estimates it will incur aggregate pre-tax restructuring charges of approximately $80 million to $100 million related to one-time severance payments and other employee termination benefits, with approximately $50 million of such charges recorded in the third quarter of 2024 and approximately $30 million to $50 million of such charges anticipated to be recorded in the fourth quarter of 2024. Substantially all of the charges noted above will involve cash payments, and it is contemplated that the majority of these cash payments will be paid during the first quarter of 2025.

The estimated charges disclosed above in connection with this corporate overhead restructuring are subject to assumptions and actual results may differ materially.

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the expected charges associated with the corporate overhead restructuring, the expected reduction in annual operating costs associated with the corporate overhead restructuring, the timing of charges and cash payments associated with the corporate overhead restructuring, and the potential for the Company to undertake and implement additional restructuring and cost reduction measures and incur additional restructuring charges in connection therewith. These forward-looking statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 16, 2024, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024 filed with the SEC on July 26, 2024, and subsequent reports filed with the SEC. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this Current Report, whether as a result of new information, future events or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: October 21, 2024	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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